UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 4, 2016

Rosetta Stone Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34283	43837082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1919 North Lynn St., 7th Fl., Arlington, Virginia 22209
(Address of principal executive offices, including zip code)

703-387-5800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Rosetta Stone Inc. (the “Company”) filed a Current Report on Form 8-K on March 17, 2016 (the “Original Form 8-K”) reporting, among other things, the appointment of A. John Hass III, as President, Chief Executive Officer, and Chairman of the Board effective April 1, 2016. This Form 8-K/A amends the Original Form 8-K to include the compensation arrangements payable to Mr. Hass in connection with this event under Item 5.02. No other changes have been made to the Original Form 8-K.

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 4, 2016, the Board approved an executive employment agreement between Rosetta Stone Ltd., a wholly-owned subsidiary of the Company, and Mr. Hass, as President and Chief Executive Officer (the “Executive Employment Agreement”), effective as of April 1, 2016. Under the Executive Employment Agreement, Mr. Hass receives an annual salary of $50,000 and $360,000 of restricted stock, which vests in equal installments over twelve months through April 1, 2017. Mr. Hass is also entitled to a short term performance equity grant with a target value at grant date of $1,000,000 aligned to approved 2016 financial and operational goals, which upon achievement vests over three years at a rate of 50%, 25% and 25%, respectively, beginning in April 2017. Additionally, Mr. Hass is entitled to a long-term performance equity grant with a target value at grant date of $1,000,000 aligned to absolute Total Shareholder Return two year growth metrics between 2016 and 2017, which upon achievement vests over three years at a rate of 1/3 (~33.33%) per year, beginning in April 2018. Both the short term and long term grants are made up of 50% non-qualified stock options and 50% restricted share awards.

Mr. Hass will be entitled to participate in the Company's employee benefit, retirement and health plans, and will receive other benefits such as corporate housing (or equivalent that is satisfactory with Mr. Hass) in the Arlington, Virginia area and one weekly round-trip coach class airfare from Arlington, Virginia to Chicago, Illinois. Under the Executive Employment Agreement, Mr. Hass will be obligated to comply with customary restrictions on confidentiality, intellectual property ownership rights, noncompetition and nonsolicitation, and the Company will be obligated to hold harmless, indemnify and advance legal expenses arising from or out of Mr. Hass's performance as an employee, officer or director of the Company. The Company's Indemnification Agreement with Mr. Hass effective as of November 18, 2014 will continue in effect. A form of the indemnification agreement was filed as an exhibit to the Company's Registration Statement on Form S-1, as amended (File No. 333-153632). As is the case with the Company's other executive officers, Mr. Hass's performance-based compensation could be subject to recoupment in the event of a material restatement or adjustment of the Company's financial statements, as set forth in the Company's Policy on Recoupment of Performance Based Compensation, which has been filed as an exhibit to the Annual Report on Form 10-K for the year ended December 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 8, 2016

ROSETTA STONE INC.
By:	/s/ Sonia G. Cudd
Name: Sonia G. Cudd
Title: General Counsel and Secretary

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